                                                                EXHIBIT 10.9.3

                              OPTION AGREEMENT

                        STOCK OPTION NOT UNDER A PLAN


     AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation (the "Company"), and SHREVEPORT ACQUISITION CORP., a Connecticut corporation (the "Optionee"), DO HEREBY AGREE as follows:

     1. GRANT. The Company grants to the Optionee an option (the "Option") to purchase 100,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock") at the purchase price of $5.00 a share (the "Exercise Price"). The date of grant of the Option is December 11, 1996 (the "Date of Grant"). The grant is not made pursuant to any of the Company's stock option plans.

     2. PURCHASE OF SHARES. The Company shall not be obligated to issue or deliver any Shares upon exercise of the Option if to do so would violate the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. Unless a registration statement with respect to the Shares to be purchased upon exercise of the Option is in effect under the Securities Act and any applicable state securities law, the Optionee's right to purchase such Shares shall be subject to the condition that the Company shall have received such assurance as it may reasonably request that such purchase will be in accordance with an applicable exemption from the registration requirements of each such law. The Company shall have no obligation to file any such registration statement or to take any other action required or permitted by any such law. However, the Company shall give the Optionee and its counsel access to such information as may reasonably be requested to enable such counsel to express an opinion as to the availability of an exemption from such registration requirements.

     3. SALE OF SHARES. The Optionee shall not be entitled to transfer the Shares except pursuant to (i) an effective registration statement under the Securities Act, or (ii) if there is no registration statement in effect, pursuant to a specific exemption from registration under the Securities Act. Prior to offering or selling the Shares upon claim of exemption, the Optionee shall obtain a written opinion from counsel reasonably satisfactory to the Company to the effect that such exemption is available and that registration of the Shares with the Securities and Exchange Commission is not required, or shall deliver a "no-action" letter from the Securities and Exchange Commission with respect to the proposed sale, transfer or distribution of the Shares.

     4. TERMS OF EXERCISE. This Option may be exercised, in whole or in part, commencing on the earlier of (i) that date which is three (3) months after the closing of the Company's initial public offering or (ii) January 1, 1998. Notwithstanding the foregoing, the Optionee agrees not to sell, pledge, hypothecate, encumber, or otherwise dispose of the Shares for a period of twelve (12) months following the effective date of the Company's initial public offering, subject to earlier release at the discretion of the underwriter of such initial public offering.

     5. EXPIRATION OF OPTION. This Option is not exercisable after the expiration of ten years from the Date of Grant.

     6. EXERCISE AND PAYMENT. The Option shall be exercised by delivery to the Company at its principal executive office (Attention: Richard J.
Shea, Jr., Secretary) of (i) a signed written notice of



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exercise setting forth the number of Shares to be purchased and (ii) payment in full of the option price for the Shares to be purchased. The option price to be paid upon the exercise of this Option may be made by either of the following methods:

     (a) payment in cash in the full amount of the option price; or

     (b) in lieu of cash payment, at any time until the expiration of this Option, the holder of this Option ("Holder") may, at its option, exchange the Option represented by this Option Agreement, in whole or in part (an "Option Exchange"), into the number of Shares determined in accordance with this paragraph 6(b), by surrendering this Option Agreement at the principal office of the Company accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged, and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange").
The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Option Exchange and, if applicable, a new Option Agreement (a "Remainder Option Agreement") of like tenor evidencing the Shares which were subject to the surrendered Option Agreement and not included in the Option Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Option Exchange, the Holder's Option Agreement shall represent the right to subscribe for and acquire (I) the number of Shares (rounded to the next highest integer) equal to (A) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Share Number") less (B) the number of Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price per Share by (ii) the current Market Price (as hereinafter defined) of a Share of Common Stock, and (II) a Remainder Option Agreement, if applicable.

     "Market Price" at any date shall be deemed to be the average of the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding the Exchange Date, the day of the Exchange Date, and the day immediately after the Exchange Date.

     7. RIGHTS. The Optionee shall not, by reason of the granting to it of this Option, have or thereby acquire any rights of a shareholder of the Company with respect to any Shares covered by this Option unless and until a certificate for such Shares shall have been issued and delivered to it.

     8. ADJUSTMENT AND SUBSTITUTION OF SHARES. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to the Option may be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

          If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock then subject to the Option the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

          In case of any adjustment or substitution as provided for in this paragraph 8, the aggregate option price for all shares subject to the Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. The adjusted price for each share or other security shall be carried to at least three decimal places with the last decimal place rounded upward to the nearest whole number.

          No adjustment or substitution provided for in this paragraph 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractions of a share or other security which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

          All references in this Agreement to Shares shall, where the context so requires, be deemed to be references to such Shares as adjusted pursuant to this paragraph 8.

     9. AMENDMENT. This Agreement may be amended unilaterally by the Company in order to comply with federal and state laws regulating options and the issuance and sale of the Company's securities.

     10. INTERPRETATION. Any question which shall arise under or in any way relate to the interpretation or construction of this Option Agreement shall be resolved by the Board, and its decision shall be final, binding and conclusive for all purposes.

     WITNESS, the signatures of an authorized officer of the Optionee and an authorized officer of the Company as of the 11th day of December, 1996.

Signed, Sealed, and Delivered
   in the Presence of:                     AMERICAN CARD TECHNOLOGY, INC.


                                           By:     /s/ Raymond Findley
-----------------------------------            --------------------------------
                                                Its President

-----------------------------------
                                           SHREVEPORT ACQUISITION CORP.

                                           By:     /s/ Lawrence Perl
-----------------------------------            --------------------------------
                                                Its Vice President

-----------------------------------


                                       3
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                         AMENDMENT TO OPTION AGREEMENT

                         STOCK OPTION NOT UNDER A PLAN


     THIS AMENDMENT TO OPTION AGREEMENT, dated as of the 2nd day of January, 1998, by and between AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation (the "Company"), and RAYMOND RONCARI, of Windsor Locks, Connecticut (the "Optionee").

                                 WITNESSETH:

     WHEREAS, the Company and Shreveport Acquisition Corp., a Connecticut corporation ("Shreveport"), entered into an Option Agreement dated as of December 11, 1996 (the "Option Agreement") whereby the Company granted to Optionee an option (the "Option") to purchase 100,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock") at the purchase price of $5.00 a share (the "Exercise Price"); and

     WHEREAS, Shreveport has assigned the Option to Optionee as of December 31, 1997; and

     WHEREAS, the Option restricts Optionee from transferring or disposing of any Shares for a period of twelve (12) months following the effective date of the Company's initial public offering, subject to earlier release at the discretion of the underwriter of such initial public offering.

     WHEREAS, the Company has entered into an agreement with an underwriter to pursue an initial public offering of Common Stock (an "IPO"); and

     WHEREAS, such underwriter has indicated that the IPO shall require that certain terms and conditions of the Option be adjusted so that the Option is not an impediment to the IPO; and

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   The Option Agreement is hereby amended as follows:

          (a) Paragraph 1 of the Option Agreement is hereby deleted in its entirety and the following substituted in lieu therefor:

                         "1.  GRANT.  The Company grants to the Optionee an
               option (the "Option") to purchase 100,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock") at the purchase price of $12.00 a share (the "Exercise Price"). The date of grant of the Option is December 11, 1996 (the "Date of Grant"). The grant is not made pursuant to any of the Company's stock option plans."

          (b) Paragraph 4 of the Option Agreement is hereby deleted in its entirety and the following substituted in lieu therefor:


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                     "4.  TERMS OF EXERCISE.  This Option may be exercised, in
            whole or in part, commencing on the earlier of (i) that date which is three (3) months after the closing of the Company's initial public offering or (ii) January 1, 1999. Notwithstanding the foregoing, the Optionee agrees not to sell, pledge, hypothecate, encumber, or otherwise dispose of the Shares for a period of twelve
            (12) months following the effective date of the Company's initial public offering, subject to earlier release at the discretion of the underwriter of such initial public offering."

       (c) Paragraph 5 of the Option Agreement is hereby deleted in its entirety and the following substituted in lieu therefor:

                     "5.  EXPIRATION OF OPTION.  This Option is not
            exercisable after the expiration of five years from the Date of Grant."

     2. Except as modified hereby, the Option Agreement remains in full force and effect and is hereby ratified and confirmed.


  IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                       AMERICAN CARD TECHNOLOGY, INC.



                                          By:       /s/ Lawrence O. Perl
------------------------------                 --------------------------------

                                               Its Chief Executive Officer

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                                          /s/ Raymond Roncari
------------------------------            --------------------------------
                                          Raymond Roncari

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